Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Infrastructure and Energy Alternatives Inc. on Form S-3 of our report dated March 5, 2018, with respect to our audits of the financial statements of M III Acquisition Corp. (now known as Infrastructure and Energy  Alternatives Inc.) as of December 31, 2017 and 2016 and for the years then ended and for the period from August 4, 2015 (inception) through December 31, 2015, appearing in the Annual Report on Form 10-K of M III Acquisition Corp. We were dismissed as auditors on March 26, 2018 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in this Registration Statement for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 18, 2018